UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Update to Retirement of Brian Magstadt as Chief Financial Officer and Treasurer

As previously reported on a Form 8-K filed July 31, 2024, Brian Magstadt, notified Simpson Manufacturing Co, Inc. (the "Company") on July 25, 2024, that he will retire as Chief Financial Officer and Treasurer, effective December 31, 2024.

On October 23, 2024, the Company and Mr. Magstadt agreed that Mr. Magstadt would step down from his position as Chief Financial Officer, effective December 31, 2024, but will remain employed as an Executive Advisor of the Company until June 30, 2025.

In connection with his transition to the role as an Executive Advisor, Mr. Magstadt will continue to receive a base salary at an annual rate of $568,218, will continue to participate in the Company’s health and welfare arrangements, and will continue to vest in his outstanding equity awards. In connection with his retirement on June 30, 2025, Mr. Magstadt will receive retirement treatment under the existing terms and conditions of his then outstanding equity awards. After December 31, 2024, Mr. Magstadt will no longer serve as an executive officer of the Company or be an “officer” as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934.

Appointment of Matt Dunn as Chief Financial Officer and Treasurer

On October 28, 2024, the Company announced that Matt Dunn, currently the Company's Senior Vice President, Finance, will succeed Mr. Magstadt as Chief Financial Officer and Treasurer, effective January 1, 2025.

Mr. Dunn, age 45, has served as Senior Vice President, Finance of the Company since June 2024. Before joining the Company, Mr. Dunn served as Senior Vice President of Finance, North America at Helen of Troy, from March 2023 to May 2024, and as Senior Vice President of Finance & Operations – Beauty from November 2018 to February 2023. He previously served as President - SINE Wall Division at Inventure Group LLC, from 2016 to 2018. He also spent 12 years in roles of increasing seniority in finance at Procter & Gamble, preceded by three years in operations finance at Kimberly-Clark. Mr. Dunn holds Bachelor of Arts degrees in Finance and Accounting from Cedarville University.

There are no arrangements or understandings between Mr. Dunn and any other persons pursuant to which Mr. Dunn was selected as Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Dunn and any director or executive officer of the Company, and Mr. Dunn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K nor are any such transactions currently proposed.

In connection with Mr. Dunn’s appointment as Chief Financial Officer and Treasurer, effective January 1, 2025, the Company and Mr. Dunn entered into an offer letter, dated October 17, 2024, which provides for, among other things: (i) annual base salary of $575,000; (ii) target annual Cash Profit Sharing (CPS) bonus opportunity of $431,250 per year (earned from 0% to 200% of target); (iii) target long-term incentive award opportunity of $862,500 for the 2025 grant in the form of target performance stock units (PSUs) (earned from 0% to 200% of target) and restricted stock units (RSUs); and (iv) customary employee benefits and fringe benefits on the same basis as other senior executives of the Company.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 28, 2024, issued by Simpson Manufacturing Co., Inc.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	October 28, 2024	By	/s/ Cassandra Payton
Cassandra Payton
Executive Vice President, General Counsel

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